UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 4, 2008

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 West Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on February 1, 2008.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2006. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: January 2008

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through January 2, 2008. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Proposed Acquisition of Hemscott Businesses

1.              Can you provide the annual revenue for Hemscott? What [rate] has Hemscott’s revenue been growing [at] over the past 1, 3, 5 and/or 10 years? Was/is Hemscott profitable? Are the Hemscott operating margins above or under Morningstar’s? If the operating margins are under Morningstar’s, what is the potential for margin improvement?  And over what time period?

Because Hemscott has been part of a privately held company, it doesn’t report its financial results. We don’t plan to disclose financial metrics for the Hemscott businesses because of the size of the acquisition. We expect to complete the acquisition in early 2008 and plan to continue our practice of disclosing total revenue contributed by all acquisitions in our earnings releases and public filings following the acquisition close. Over time, we’d expect Hemscott’s operating margin to be consistent with Morningstar’s.

2.              Will the Hemscott management team remain with Morningstar once the acquisition is closed?

We plan to look at all areas of the combined operations to determine the best organizational structure. We’ll determine our staffing and operations needs as we develop our integration plans, and we’ll let employees know about our plans as soon as possible upon completion of the acquisition. We will also try to fill open positions with employees whose jobs might be affected by the acquisition.

3.              What purpose will the “sizable” data operation in India serve?

We recently established a subsidiary in India and now have one employee working there. Hemscott’s India operation is a crucial component of the acquisition and gives us a sizable presence there. We plan to use the expertise of both this operation and our large data center in China to continue expanding our global equity coverage.

4.              What does Hemscott’s data collection facility in India mean in the longer term?  Do you see the potential for meaningful decline in your cost structure?

As mentioned in our response to the previous question, we plan to use the collective expertise of our data operations in China and India to continue expanding our equity data coverage. Although cost savings weren’t the main reason for this acquisition, we expect that this facility will help us maintain a low cost structure for our data collection efforts. Creating another low-cost center for data collection and analysis provides the added advantage of diversifying Morningstar’s business operations, providing greater stability to our data management efforts and resources.

5.              Will Hemscott be integrated into existing Morningstar operations?

We plan to integrate some areas of Hemscott (such as the general and administrative functions and data collection) with Morningstar’s existing operations, but other areas will operate separately for now.

6.              Could you help us understand how Hemscott’s IR [investor relations] business fits into MORN’s business model?  How big is this in terms of revenues in the acquired company?

Hemscott’s investor relations business makes up about a third of the overall revenue of the businesses we’re acquiring from Hemscott.

We view the investor relations business as a logical fit with Morningstar’s stated goal of helping investors make better investing decisions. We currently provide data and analytics for investor relations professionals through our Morningstar Direct platform and believe our comprehensive global ownership data is particularly useful to this segment. The Hemscott acquisition will allow us to develop a broader portfolio of offerings to help investor relations officers serve their shareholders. In addition, the Hemscott investor relations business leverages our equity data and expertise in Web site development and design.

7.              The U.K. based I.R. web site business is intriguing.  Will this operation be expanded to countries outside of the U.K.?

We don’t have any immediate plans to expand the investor relations Web site business into additional countries, although we’ll consider it as part of our long-term business planning. Right now, we believe there are attractive opportunities for expansion in the United Kingdom given recent London Stock Exchange rules requiring AIM-listed companies to provide investor relations Web sites, as well as the potential for providing additional Morningstar products and services to these clients.

8.              Understanding that Hemscott has a database of 19,500 companies—does Hemscott bring with it any equity research coverage or is it purely a database?  Could you give us companies in MORN’s and Hemscott’s database in the various markets?  Also can you outline the universe in terms of what’s still out there but not covered—at least in the major markets?

Hemscott provides comprehensive equity data, but does not include qualitative equity research coverage. The Hemscott Data business provides financial information on virtually all publicly listed companies in the United States, Canada, the United Kingdom, and Ireland. In addition to the data on 19,500 public companies, Hemscott’s global database also contains data on more than 170,000 directors and officers, as well as earnings estimates from 68 securities firms in London and financial data and directors’ bios on more than 400,000 private companies. There’s some overlap with Morningstar’s data, but the acquisition will allow us to expand both the number of equities in our database and the amount of historical data on each company. Following the acquisition, we expect to have data coverage on nearly all public companies listed in the United States, Canada, Australia, New Zealand, the United Kingdom, and Ireland. Hemscott’s database also includes some fundamental data on companies based in continental Europe, and we plan to continue expanding our data coverage there and in other areas of the world.

9.              In past deals, has most (if not all) of the purchase price gone towards goodwill and intangibles?  If not what proportion?  Can you tell us how the intangibles have broken out in the past in terms of goodwill % and intangibles % that can be amortized.  What is your amortization period typically?

Yes, we’ve typically allocated the majority of the purchase price for acquisitions to goodwill and intangibles. The tables below (excerpted from our third quarter 10-Q) summarize our allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed for the acquisitions we made in 2006 and 2007.

Acquisition of the remaining minority interest of Morningstar Europe NV (April 2007)	($000)
Goodwill	$1,000
Total purchase price	$1,000

Acquisition of Standard & Poor’s mutual fund data business (March 2007)	($000)
Cash	$2,974
Accounts receivable	7,642
Other current assets	1,022
Other non-current assets	133
Intangible assets	34,240
Goodwill	35,228
Deferred revenue	(16,451)
Accrued liabilities	(3,953)
Other non-current liabilities	(133)
Total purchase price	$60,702

Institutional hedge fund and separate accounts database division of InvestorForce, Inc. (August 2006)	($000)
Accounts receivable	$343
Intangible assets	5,290
Goodwill	6,032
Deferred revenue	(1,614)
Total purchase price	$10,051

Aspect Huntley Pty Limited (July 2006)	($000)
Cash	$922
Accounts receivable	671
Other current assets	324
Fixed assets	273
Deferred tax asset	359
Intangible assets	11,019
Goodwill	16,905
Deferred revenue	(5,141)
Other current liabilities	(1,850)
Income taxes payable	(108)
Total purchase price	$23,374

Ibbotson Associates, Inc. (March 2006)	($000)
Cash	$103
Accounts receivable	6,770
Income tax benefits, net	13,047
Other current assets	1,398
Fixed assets	1,407
Other assets	156
Intangible assets	55,280
Goodwill	45,920
Deferred revenue	(10,772)
Accrued liabilities	(4,882)
Deferred tax liability, net	(21,497)
Other non-current liabilities	(761)
Total purchase price	$86,169

We amortize intangible assets using the straight-line method over their expected economic useful lives. The length of the amortization period varies, but the weighted average estimated life for our existing intangible assets averaged about 10 years as of September 30, 2007.

Impact of Market Volatility

10.       What’s been the impact of equity markets volatility in the last couple of quarters on your business?  Are you seeing any particular business being impacted?  What’s been the impact on Morningstar.com premium service?

We noticed some effects of the market volatility in a couple of areas during the third quarter. Although Internet advertising sales in our Individual segment increased year over year, results were down from second-quarter levels because some advertisers cut back on spending. We also saw minor decreases in the strength of asset flows to some of the funds-of-funds portfolios on which we serve in an advisory role. Overall, though, these portfolios continued to attract solid inflows during the third quarter despite the market volatility.

11.       Given the problems at some of the large prime brokers, how has that impacted your business?  For example has the demand for products such as Advisor Workstation, investment consulting, [and] Morningstar Direct workstation shown signs of slowing, if not already slowed down?

The prime brokers are a smaller part of the overall asset management industry, and most of our business tends to be in other areas of this larger industry. Because of this, we haven’t really felt a major impact from problems in the prime brokerage arena.

Fixed-Income and Credit Ratings Area

12.       There was a large piece in a weekly business periodical suggesting that the 2-3 primary credit rating agencies could benefit from an increase in competition (the operating margins approximate 50%!!).  Given your expertise in funds, and growing base in equities as well as other investment areas, it would appear the fixed income side would be logical.  Is this something that Morningstar has considered?  If so, when can we expect you to commence a credit rating operations, either via acquisition or home-grown?

Yes, expanding our business to provide independent credit ratings is something we’ve considered. We don’t have any immediate plans to enter this market, but we’ll continue to evaluate this area as part of our overall business strategy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: January 4, 2008	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer